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                                                                     EXHIBIT 1.1








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                                   ONEOK, INC.




                                  $350,000,000
                                   7.75% Notes
                                    Due 2005




                               PURCHASE AGREEMENT







Dated:  February 24, 2000




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                                   ONEOK, INC.

                                  $350,000,000
                                   7.75% Notes
                                    Due 2005

                               PURCHASE AGREEMENT

                                                               February 24, 2000


BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
FIRST UNION SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
PAINEWEBBER INCORPORATED
SALOMON SMITH BARNEY INC.
as the Initial Purchasers
c/o Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255

Ladies and Gentlemen:

     ONEOK, Inc., an Oklahoma corporation (the "Company"), confirms its agreement (the "Agreement") with Banc of America Securities LLC ("BofA"), Banc One Capital Markets, Inc., First Union Securities, Inc., J.P. Morgan Securities Inc., PaineWebber Incorporated and Salomon Smith Barney Inc. (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, severally and not jointly, of the respective principal amounts set forth in SCHEDULE A hereto of $350,000,000 aggregate principal amount of the Company's 7.75% Notes due 2005 (the "Notes"). The Notes are to be issued pursuant to an indenture dated as of September 24, 1998 (as amended or supplemented through the date hereof, the "Indenture"), between the Company and Chase Bank of Texas, National Association, as trustee (the "Trustee").

     The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Notes are to be offered and sold through the Initial Purchasers without such transactions being registered under the U.S. Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Notes and the Indenture, investors that acquire Notes may only resell or otherwise transfer such Notes if such transactions are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the U.S. Securities and Exchange Commission (the "Commission")).


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     Subsequent Purchasers of the Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the date of the Closing Time referred to in Section 2(b) hereof, in substantially the form of ANNEX 1 hereto, for so long as such Notes constitute Registrable Notes (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to, among other things, file with the Commission in the circumstances set forth therein, a registration statement under the 1933 Act (the "Registration Statement") relating to an exchange offer for the outstanding Notes (the "Exchange Offer") pursuant to which securities (the "Exchange Notes") that will have terms identical in all material respects to the Notes (except with respect to liquidated damages or transfer restrictions) will be offered in exchange for the then outstanding Notes tendered for exchange at the option of the holders thereof. This Agreement, the Indenture, the Notes and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

     The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated February 21, 2000 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or on the next succeeding day, copies of a final offering memorandum dated February 24, 2000 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, Notes. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Notes.

     All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act"), that is incorporated by reference in the Offering Memorandum.

     SECTION 1. Representations and Warranties.

     Representations and Warranties of the Company. The Company, as to itself and its subsidiaries, represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

     (a) Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security, if such transaction is or would be integrated with the sale

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of the Notes in a manner that would require the offer and sale of the notes to be registered under the 1933 Act.

     (b) The Offering Memorandum (including the information incorporated by reference therein (the "Incorporated Documents")) does not, and any supplement or amendment to it will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (b) shall not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein. The Incorporated Documents, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act.

     (c) The only subsidiaries of the Company are those named on SCHEDULE C. The Company and each of its subsidiaries has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization and has full power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, cash flow, business affairs or business prospects of the Company and its subsidiaries, taken as a whole (the foregoing exception herein defined as a "Material Adverse Effect").

     (d) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and, as to capital stock, are fully paid and nonassessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except with respect to subsidiaries that, when taken as a whole, do not account for a material proportion of the Company's business, operations or assets, and the loss of which would not result in a Material Adverse Effect.

     (e) The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms (assuming the due execution and delivery thereof by the Trustee), will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable. At the Closing Time, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.


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     (f) The Notes and the issuance and sale of the Notes to the Initial
Purchasers pursuant to the Indenture and this Agreement have been duly authorized by the Company and at the Closing Time the Notes will have been duly executed by the Company and will, when issued, executed, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement, constitute legal, valid and binding obligations of the Company, enforceable against the Company according to their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable, will be entitled to the benefits of the Indenture and will conform in all material respects to the description thereof in the Offering Memorandum.

     (g) The description of the Notes in the Offering Memorandum is, and at the Closing Date will be, complete and accurate in all respects. The Indenture and the Registration Rights Agreement conform to the descriptions thereof contained in the Offering Memorandum.

     (h) The Exchange Notes have been duly authorized by the Company and when executed, authenticated and delivered in accordance with the Indenture and the Registration Rights Agreement will constitute legal, valid and binding obligations of the Company, enforceable against the Company according to their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable, and will be entitled to the benefits of the Indenture.

     (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other equivalent instruments, as the case may be, or, except such as would not have a Material Adverse Effect, in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, lease, contract, indenture or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, and there exists no condition which, with the passage of time or otherwise, would constitute such a default under any such document or instrument, except such as would not have a Material Adverse Effect.

     (j) The execution, delivery and performance of the Operative Documents, compliance by the Company with all the provisions thereof and the consummation of the transactions contemplated thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the securities or blue sky laws of the various states and, with respect to the Registration Rights Agreement, the Commission) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default (with the passage of time or otherwise) under, (i) the charter or by-laws or other equivalent instruments, as the case may be, of the Company or any of its subsidiaries, or (ii) except such as would not have a Material Adverse Effect, any agreement, lease, contract, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries

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or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

     (k) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is subject, and, to the best of the Company's knowledge, no such proceedings are threatened, in each case, except as disclosed or incorporated by reference in the Offering Memorandum and except such as would not result in a Material Adverse Effect or, in the case of governmental proceedings, would not otherwise require disclosure in the Offering Memorandum.

     (l) Except as disclosed or incorporated by reference in the Offering Memorandum, neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any other person or entity for whom any of them is or may be liable is in violation of any Federal, state, local, provincial or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos or asbestos-containing materials, or polychlorinated biphenyls ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation would have a Material Adverse Effect. For purposes of this Section 1(l) and Section 1(n), "Violation" includes, but is not limited to, noncompliance with any permit or other governmental authorization required under applicable Environmental Laws and noncompliance with the terms and conditions of any such permit or authorization.

     (m) Neither the Company nor any of its subsidiaries has received any communication (written or oral), whether from a governmental authority, citizens' group, employee or otherwise, asserting that the Company or any of its subsidiaries or any other person or entity for whom any of them is or may be liable is not in compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws where such failure to comply would have a Material Adverse Effect, and there are no circumstances that may prevent or interfere with such full compliance in the future, except where failure so to comply would not have a Material Adverse Effect.

     (n) Except as disclosed or incorporated by reference in the Offering Memorandum, there is no claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence in or release into the environment of any Materials of Environmental Concern at any location owned, leased or operated, now or in the past, by the Company or any of its subsidiaries, or, to the best knowledge of the Company, any other person or entity for whom any of them is or may be liable, or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law (collectively, "Environmental Claims") pending or threatened against the Company or any of its subsidiaries or, to the best knowledge of the Company, any other person or entity whose liability for any

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Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except any such matter that would not have a Material Adverse Effect.

     (o) Except as disclosed or incorporated by reference in the Offering Memorandum, to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against the Company or any of its subsidiaries with respect to property owned, leased or operated by or for the Company or any of its subsidiaries, now or in the past, or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except any such matter that would not have a Material Adverse Effect.

     (p) Except for liabilities pursuant to Environmental Laws reflected in the Company's financial statements as set forth or incorporated by reference in the Offering Memorandum, the Company has reasonably concluded that no such liabilities of which it is currently aware would, singly or in the aggregate, have a Material Adverse Effect.

     (q) Except such as would not, singly or in the aggregate, have a Material Adverse Effect and except as described in the Offering Memorandum, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Offering Memorandum as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and, except such as would not have a Material Adverse Effect, no default has occurred or is continuing thereunder; and, with respect to real property leases, the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee.

     (r) The Company and each of its subsidiaries maintains insurance in amounts and with limits and coverage which the Company in good faith deems appropriate.

     (s) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Offering Memorandum are independent public accountants with respect to the Company as required by the 1933 Act.

     (t) The financial statements, together with related schedules and notes, set forth or incorporated by reference in the Offering Memorandum (and any amendment or supplement thereto) present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial information and data of the Company and its subsidiaries set forth in the Offering Memorandum (and any amendment or supplement thereto) is, in all material respects, fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company. There are no pro forma financial statements or other pro forma financial information that would be required to be included or incorporated by reference in a registration statement filed under the


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1933 Act if the Notes were being registered under the 1933 Act. No other financial statements or schedules of the Company would be required by the 1933 Act, the 1934 Act or the Rules and regulations promulgated under the 1933 Act by the Commission to be included or incorporated by reference in the Offering Memorandum if the Notes were being registered under the 1933 Act.

     (u) Except such as would not result in a Material Adverse Effect, (i) the Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Authorizations") as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Offering Memorandum or the Incorporated Documents; (ii) the Company and each of its subsidiaries has fulfilled and performed all of its obligations with respect to such Authorizations and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Authorizations; and
(iii) such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries.

     (v) The Company is not an "investment company" or a company "controlled" by or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (w) Neither the Company nor any of its subsidiaries is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935 (the "1935 Act") or a "subsidiary company," "associated company" or "affiliate" of any "holding company" within the meaning of the 1935 Act. Neither the Company nor any of its subsidiaries is subject to regulation under the Natural Gas Act.

     (x) No holder of any security of the Company has any right to require registration of any security of the Company on the Registration Statement relating to the Exchange Notes.

     (y) Except such as would not, singly or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has (i) violated any applicable federal, state, local or foreign law relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, and occupational safety and health, or any provisions of the Worker Adjustment and Retraining Notification Act of 1988 or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder or any other applicable law, rule or regulation (whether foreign or domestic) relating to or governing the operation or maintenance of any plan or arrangement falling within the definition of an "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) or any other employee pension or benefit plan or arrangement, or (ii) engaged in any unfair labor practice. Except such as would not, singly or in the aggregate, result in any Material Adverse Effect, there is (A) no charge pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries before the Equal Employment Opportunity Commission or any other federal, state, local or foreign agency responsible for the enforcement of labor or employment laws and, to the best of the Company's knowledge, no such agency is conducting or has threatened to initiate an investigation of or relating to the Company or any of its subsidiaries; (B) no


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complaint, lawsuit or other proceeding pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries in which any current or former employee, applicant for employment or class of the foregoing is alleging breach of any express or implied contract of employment of other violation of any federal, state, local, or foreign law relating to employment or employment practices or the terms and conditions of employment;
(C) no unfair labor practice charge or complaint pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any corresponding state, local, provincial or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries; (D) to the best of the Company's knowledge, no union representation claim or question existing with respect to the employees of the Company or any of its subsidiaries and no union organizing activities taking place; and (E) no claim, proceeding, action, audit or investigation pending, filed or reasonably anticipated with respect to any employee pension or benefit plan. Except as disclosed or incorporated by reference in the Offering Memorandum, neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its subsidiaries. Except such as would not, singly or in the aggregate, result in any Material Adverse Effect, (1) no labor dispute involving the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent; and (2) the Company is not aware of any existing, threatened labor disturbance by the employees of any principal suppliers or contractors of the Company or any of its subsidiaries.

     (z) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (aa) All material tax returns required to be filed by the Company and each of its subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material taxes that are due or claimed to be due from the Company and each of its subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles ("GAAP"). There are no proposed tax assessments against the Company or any of its subsidiaries that could singly or in the aggregate have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its subsidiaries in respect of any material tax liability for any taxable period not finally determined are adequate to meet any assessments of tax for any such period.


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     (bb) The Company and its subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them, except such as to which the failure would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (cc) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (dd) The Company has full power, authority and legal capacity to enter into and perform its obligations under this Agreement, and the Company has taken all necessary corporate action to authorize the execution and the performance of its obligations under this Agreement.

     (ee) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Notes by the Company, in connection with the execution, delivery and performance of this Agreement or the Registration Rights Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby and in the Indenture, the Notes or the Registration Rights Agreement, except such as have been obtained or as may be required under the 1933 Act in connection with the Exchange Notes and such as may be required under state securities or "blue sky" laws.

     (ff) Each of the Company and its subsidiaries is in compliance with all laws, ordinances and regulations (domestic and foreign) applicable to its properties (whether owned or leased) and its business, as described in the Offering Memorandum, except where noncompliance with such laws, ordinances and regulations would not, singly or in the aggregate, have a Material Adverse Effect.

     (gg) The Registration Rights Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered, such agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will conform in all material respects to the description thereof in the Offering Memorandum.


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     (hh) Other than as described in the Offering Memorandum, no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to any securities of the Company or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Company or any securities of the Company.

     (ii) Since the respective dates as of which information is given in the Offering Memorandum, other than as disclosed in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change"), (ii) there has not been any Material Adverse Change in the capital stock or in the long-term debt of the Company or any of its subsidiaries.

     (jj) Each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act.

     (kk) When the Notes are issued and delivered by the Company pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the 1934 Act or that is quoted in a United States automated interdealer quotation system.

     (ll) No form of general solicitation or general advertising (as defined in Regulation D under the 1933 Act) was used by the Company or any of its representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

     (mm) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the 1939 Act, assuming the accuracy of the Initial Purchasers' representations and warranties set forth in
Section 2(c) hereof and that there has been no breach by the Initial Purchasers of their agreements pursuant to Section 6(a) hereof.

     (nn) No registration under the 1933 Act is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the offers (the "Exempt Resales") of the Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, (i) to persons each of whom the applicable Initial Purchaser reasonably believes to be a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified

Institutional Buyer") or (ii) in offshore transactions meeting the requirements of Regulations S under the 1933 Act ("Regulation S"), assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section 2(c) hereof and that there has been no breach by the Initial Purchasers of their agreements pursuant to Section 6(a) hereof.

     (oo) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

     (pp) None of the Company or any of its subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time).

     The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

     (a) Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in SCHEDULE B, the aggregate principal amount of Notes set forth in SCHEDULE A opposite the name of such Initial Purchaser, plus any additional principal amount of Notes that such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the office of Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601, or at such other place as shall be agreed upon by the Initial Purchasers and the Company at 10:00 a.m. Central time on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchasers and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchasers of certificates of the Notes to be purchased by them.

     (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an '"Accredited Investor").

     (d) Interests in Global Notes. The Company will cause the Trustee to authenticate and issue one or more certificates evidencing the Notes to The Depository Trust Company

("DTC") registered in the name of Cede & Co., as nominee of DTC or such other persons as the Initial Purchases shall inform the Company in writing. The certificates representing the Notes shall be made available for examination by the Initial Purchasers in The City of New York not later than 10:00 a.m. on the last business day prior to Closing Time.

     SECTION 3. Covenants. The Company covenants with each Initial Purchaser as follows:

     (a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

     (b) Notice and Effect or Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (i) any filing made by the Company of information relating to the offering of the Notes with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (ii) prior to the completion of the placement of the Notes by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries that (A) make any statement in the Offering Memorandum false or misleading or (B) are not disclosed or incorporated in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor an Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

     (d) Qualification of Notes for Offer and Sale. The Company will use its reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the Notes for offering and sale under the applicable securities laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect as long as required for the sale of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in Notes in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (e) Rating of Notes. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, Inc. ("S&P") and Moody's Investors Service ("Moody's") to provide their respective credit ratings of the Notes.

     (f) DTC. The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

     (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Offering Memorandum under "Use of Proceeds."

     (h) Restriction on Sale of Notes. During a period of 20 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of the Initial Purchasers, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any Notes or securities of the Company that are convertible into, or exchangeable for, the Notes.

     SECTION 4. Payments of Expenses.

     (a) Expenses. Other than the fees and disbursements of counsel for the Initial Purchasers, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (ii) the preparation, issuance and delivery of the certificates for the Notes to the Initial Purchasers, including any charges of DTC in connection therewith, (iii) the fees and disbursements of the Company's accountants and other advisors, (iv) the qualification of the Notes in accordance with the provisions of Section 3(d) hereof, including fees and disbursements of counsel for the Initial Purchasers and filing fees in connection therewith, (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, and (vi) any fees payable in connection with the rating of the Notes.

     (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5(h) or Section 10 hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

     SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officers of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinion of Counsel for Company. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Gable & Gotwals, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect set forth in EXHIBIT A hereto and to such further effect as counsel to the Initial Purchasers may reasonably request. The opinion of Gable & Gotwals described in this Section 5(a) shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein. In rendering such opinion, such counsel may rely upon certificates of any officers of the Company or of government officials as to matters of fact of which the maker of such certificate has knowledge provided that counsel rendering such opinion shall furnish the Initial Purchasers or counsel for the Initial Purchasers with copies of any such statements, certificates or opinions and, as to opinions, shall state that the Initial Purchasers are entitled to rely on such opinion. In addition, in rendering its opinion, such counsel may state that their opinion is limited to matters of the laws of the State of Oklahoma and the federal law of the United States.

     (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Jones, Day, Reavis & Pogue, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Change, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President, a Vice President, chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1 hereof that are qualified as to materiality are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time, and the representations and warranties in Section 1 hereof that are not so qualified as to materiality are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

     (d) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from KPMG LLP ("KPMG"), independent accountant for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Memorandum.

     (e) Bring-down Comfort Letter. At the Closing Time, the Initial Purchasers shall have received from KPMG a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to the Closing Time.

     (f) Maintenance of Rating. At the Closing Time, the Notes shall be rated at least "A2" by Moody's and "A" by S&P, and the Company shall have delivered to the Initial Purchasers a letter dated the date of the Closing Time from each such rating agency, or other evidence reasonably satisfactory to the Initial Purchasers, confirming that the Notes have such ratings; and since the date of this Agreement there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Company's other debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any of the Company's other debt securities.

     (g) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

     (h) Termination of Agreement. If any condition specified in this Section that is to be fulfilled by the Company shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as to expenses payable under Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

     SECTION 6. Subsequent Offers and Resales of the Notes.

     (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company shall agree to observe the following procedures in connection with the offer and sale of the Notes:

          (i) Offers and Sales only to Qualified Institutional Buyers. Offers and sales of the Notes shall only be made (A) to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or (B) in offshore transactions meeting the requirements of Regulation S.

          (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Notes.

          (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of Notes acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a Non-U.S. Person within the meaning of Regulation S.

          (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates to take reasonable steps to inform, persons acquiring Notes from such Initial Purchaser or affiliate, as the case may be, in the United States that (A) the offering and sale of the Notes have not been and will not be registered under the 1933 Act, (B) the Notes are being sold to them without registration under the 1933 Act in reliance on Rule 144A or Regulation S and (C) the Notes may not be offered, sold or otherwise transferred except
     (1) to the Company, (2) pursuant to a registration statement which has been declared effective under the 1933 Act, or (3) in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Notes for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or
     (y) pursuant to another available exemption from registration under the 1933 Act.

          (v) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors," including the legend required thereby, shall apply to the Notes except as otherwise agreed by the Company and the Initial Purchasers.

          (vi) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each purchaser of the Notes from such Initial Purchaser, in connection with its original distribution of the Notes, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

     (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

          (i) Integration. The Company will not and will cause its Affiliates not to solicit any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or
     (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by
     Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

          (ii) Rule 144A Information. In order to render the Notes eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Notes remain outstanding, the Company will make available, upon request, to any holder of Notes or prospective purchasers of Notes the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

     (c) Resale Pursuant to Rule 144A. Each Initial Purchaser understands that the offering and sale of the Notes have not been and will not be registered under the 1933 Act and the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except in accordance with an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees, that it has offered and sold Notes and will offer and sell Notes as part of their distribution at any time only in accordance with Rule 144A under the 1933 Act or Regulation S.

     SECTION 7. Indemnification.

     (a) The Company shall indemnify and hold harmless (i) each of the Initial Purchasers and (ii) each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) any of the Initial Purchasers (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment thereto) or any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Offering Memorandum, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is (A) made in reliance upon and in conformity with information relating to any Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Offering Memorandum ("Initial Purchaser Information") or (B) with respect to the Initial Purchaser from whom the person asserting the loss, claim, damage or liability purchased Notes, made in any Preliminary Offering Memorandum if a copy of the Offering Memorandum (as amended or supplemented) shall have been furnished to the Initial Purchasers by the Company with such amendments or supplements thereto on a timely basis and such Offering Memorandum was not delivered by or on behalf of any of the Initial Purchasers to the person asserting the claim or action if required by law to have been so delivered by the Indemnified Person seeking indemnification, at or prior to the written confirmation of the sale of the Notes, and it shall be finally determined by a court of competent jurisdiction, by a judgment not subject to appeal or review, that the Offering Memorandum (as so amended or supplemented) would have corrected such untrue statement or omission. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person. The parties hereto agree that for purposes of this Section 7 and Section 1(b) the only Initial Purchasers Information are (1) the names of the Initial Purchasers on the front and back cover pages of the Offering Memorandum and in the first paragraph under the heading "Plan of Distribution" in the Offering Memorandum and (2) the statements contained in the third and fourth sentences in the third paragraph, the fourth sentence in the fourth paragraph, the fifth paragraph and the sixth paragraph under the heading "Plan of Distribution" in the Offering Memorandum.

     (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Person with respect to which indemnity may be sought from an indemnifying party (or indemnifying parties), such Indemnified Person shall promptly notify the indemnifying party (or indemnifying parties) in writing (provided that the failure to give such notice shall not relieve the indemnifying party (or indemnifying parties) of its or their obligations pursuant to this Agreement unless and only to the extent such failure to give notice results in the loss or compromise of any material rights or defenses of the indemnifying party (or indemnifying parties) as determined by a court of competent jurisdiction by a final judgment no longer subject to appeal or review and shall not relieve the indemnifying party from any liability which it may have to an Indemnified Person otherwise than under this Section 7). Upon receiving such notice, the indemnifying party (or indemnifying parties) shall be entitled to participate in any such action or proceeding and to assume, at their sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the indemnifying party (or indemnifying parties) or an affiliate thereof) and, after written notice from the indemnifying party (or indemnifying parties) to such Indemnified Person of its or their election so to assume the defense thereof within 15 business days after receipt of the notice from the Indemnified Person of such action or proceeding, the indemnifying party (or indemnifying parties) shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation, unless
(i) the indemnifying party (or indemnifying parties) agrees in writing to pay such fees and expenses, (ii) the indemnifying party (or indemnifying parties) fails to assume such defense within the 15 business days specified above or fails to employ counsel reasonably satisfactory to such Indemnified Person, or
(iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the indemnifying party (or indemnifying parties) or its or their affiliates, and such Indemnified Person shall have been advised by counsel in writing that a conflict of interest exists between such Indemnified Person and the indemnifying party (or indemnifying parties) or its or their affiliates (in which case, if such Indemnified Person notifies the indemnifying party (or indemnifying parties) in writing, neither the indemnifying party (or indemnifying parties) nor its or their affiliates shall have the right to assume the defense thereof), it being understood, however, that the indemnifying party (or indemnifying parties) shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Persons, which firm shall be designated in writing by BofA so long as it is one of the Indemnified Persons or by mutual agreement if it is not such a person. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its prior written consent. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the indemnifying party (or indemnifying parties) to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party (or indemnifying parties) agree that they shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 90 business days after receipt by the indemnifying party (or indemnifying parties) of the aforesaid request and (B) the indemnifying party (or indemnifying parties) shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The indemnifying party (or indemnifying parties) shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

     (c) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and any person controlling (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) the Company, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on any Initial Purchaser Information provided by such Initial Purchaser.

     SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the Company or the Initial Purchasers, as applicable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and any of the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company bears to the total discounts and commissions received by such Initial Purchaser. The relative fault of the Company on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth herein and in Section 7 hereof shall be in addition to any liability or obligation that the Company may otherwise have (other than with respect to the matters covered by Section 7 and this Section 8) to any Indemnified Person.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 7 and this Section 8, none of the

Initial Purchasers (or their related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount applicable to the Notes purchased by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Notes purchased by each of the Initial Purchasers hereunder and not joint.

     SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or by or on behalf of the Company, and shall survive delivery of the Notes to the Initial Purchasers.

     SECTION 10. Termination of Agreement.

     (a) Termination; General. The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Change, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

     SECTION 11. Default By One or More of The Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Notes"), BofA shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, BofA shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

     If at the Closing Time any one or more of the Initial Purchasers shall fail or refuse to purchase the Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of Notes set forth opposite its name in SCHEDULE A bears to the aggregate principal amount of Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Initial Purchaser. If at the Closing Time any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased by all Initial Purchasers and arrangements satisfactory to you and the Company for purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to c/o Banc of America Securities LLC, 100 Tryon Street, Charlotte, North Carolina 28255, attention of Phil Bennett; notices to the Company shall be directed to it at 100 West Fifth Street, Tulsa, Oklahoma 74103, attention of Jim Kneale.

     SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and other persons referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and other persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

No purchaser of Notes from any Initial Purchaser shall be deemed to be a successor by reason of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                            [signature page follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                           Very truly yours,

                           ONEOK, INC.


                           By: /s/ David L. Kyle
                               -------------------------------------------------
                                   Name:  David L. Kyle
                                   Title:  President and Chief Operating Officer


CONFIRMED AND ACCEPTED,
         as of the date first above written:

BANC OF AMERICA SECURITIES LLC
On behalf of itself and the several underwriters named in Schedule I hereto


By: /s/ Lynn McConnell
    ------------------------------
        Authorized Signatory

                                   SCHEDULE A


                                                                                    Principal
       Name of Initial Purchaser                                                 Amount of Notes
Banc of America Securities LLC..............................................      $  210,000,000
Banc One Capital Markets, Inc...............................................          28,000,000
First Union Securities, Inc.................................................          28,000,000
J.P. Morgan Securities Inc..................................................          28,000,000
PaineWebber Incorporated....................................................          28,000,000
Salomon Smith Barney Inc....................................................          28,000,000
                                                                                  --------------

       Total................................................................      $  350,000,000
                                                                                  ==============

                                   SCHEDULE B


                                   ONEOK, INC.
                                  $350,000,000
                              7.75% Notes due 2005


     1. The initial offering price of the Notes shall be 99.837% of the principal amount thereof ($349,429,500), plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchasers for the Notes shall be 99.237% of the principal amount thereof ($347,329,500).

     3. The interest rate on the Notes shall be 7.75% per annum.

                                   SCHEDULE C


                                  See attached.

                                                                             Place of Incorporation
                      Name                                                       or Organization
Kansas Gas Service Company                                                 Kansas
Mid Continent Market Center, Inc.                                          Kansas
Mid Continent Transportation, Inc.                                         Delaware
OkTex Pipeline Company                                                     Delaware
ONEOK Field Services Company                                               Oklahoma
ONEOK Financing Company                                                    Kansas
ONEOK Gas Marketing Company                                                Delaware
ONEOK Gas Processing, L.L.C.                                               Oklahoma
ONEOK Gas Storage, L.L.C.                                                  Oklahoma
ONEOK Gas Transportation, L.L.C.                                           Oklahoma
ONEOK International, Inc.                                                  Delaware
ONEOK Leasing Company                                                      Delaware
ONEOK Parking Company                                                      Delaware
ONEOK Power Marketing Company                                              Delaware
ONEOK Producer Services, L.L.C.                                            Oklahoma
ONEOK Resources Company                                                    Delaware
ONEOK Sayre Storage Company                                                Delaware
ONEOK Services Company                                                     Oklahoma
ONEOK Technology Company                                                   Delaware
Kansas Gas Marketing Company                                               Kansas
Market Center Gathering, Inc.                                              Kansas
ONEOK Field Services Gathering, L.L.C.                                     Oklahoma
ONEOK Field Services Transmission, L.L.C.                                  Oklahoma
ONEOK Field Services Processing, L.L.C.                                    Oklahoma
Alpha Transmission Company                                                 Oklahoma
Fifth Street Investment Corporation                                        Oklahoma
Oklahoma Natural Energy Service Company                                    Oklahoma

                                                                       EXHIBIT A


                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)


     (i) the Indenture, the Notes and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company; the issuance and sale of the Notes to the Initial Purchasers pursuant to the Agreement have been duly authorized;

     (ii) the Notes, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to the following exceptions, limitations and qualifications: the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws then or thereafter in effect relating to or affecting the rights and remedies of creditors; general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), and the discretion of the court before which any proceeding therefor may be brought; the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

     (iii) the Exchange Notes have been duly authorized by the Company and when executed, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to the following exceptions, limitations and qualifications: the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws then or thereafter in effect relating to or affecting the rights and remedies of creditors; general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), and the discretion of the court before which any proceeding therefor may be brought; the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

     (iv) each of the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, and the Registration Rights Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the following exceptions, limitations and qualifications: the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws then or thereafter in effect relating to or affecting the rights and remedies of creditors; general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), and the discretion of the court before which any proceeding therefor may be brought; the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; the enforceability of the waiver of rights or defenses under any usury law contained in the Indenture;

     (v) the Notes, the Exchange Notes, the Registration Rights Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum under the headings "Description of the Notes" and "Exchange Offer; Registration Rights";

     (vi) the Indenture complies as to form in all material respects with the requirements of the 1939 Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the 1939 Act;

     (vii) the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Indenture by the Company, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Notes and the Exchange Notes to the Initial Purchasers, will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the 1933 Act, the 1939 Act or other securities or blue sky laws or the laws of any foreign countries) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default (with the passage of time, the giving of notice or otherwise) under, the charter or by-laws or other equivalent instruments, as the case may be, of the Company or any of its subsidiaries or any agreement, lease, contract, indenture or other instrument referenced in the Offering Memorandum or any document incorporated by reference therein, or (assuming compliance with all applicable state securities or blue sky laws or the laws of any foreign countries) violate or conflict with any valid statutes or valid and published administrative regulations, including Regulation U of the Federal Reserve Board, applicable to the Company or any of its subsidiaries or their respective properties or solely in respect of Regulation U to the Initial Purchasers which, in our opinion, are normally applicable to the transactions of the type contemplated by this Agreement or violate any judgment, injunction, order or decree disclosed in writing to us that names the Company or any of its subsidiaries and is specifically directed to any of them or any of their respective properties;

     (viii) the Company has the corporate power and authority to enter into and perform this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject to the following exceptions, limitations and qualifications: the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws then or thereafter in effect relating to or affecting the rights and remedies of creditors; general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), and the discretion of the court before which any proceeding therefor may be brought; the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

     (ix) the Company has been duly incorporated and the Company and each of its subsidiaries listed on Schedule C to the Purchase Agreement is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization and has full power and authority required to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

     (x) to the best of such counsel's knowledge, each contract or document material to the Company and its subsidiaries as a whole described in or whose description is incorporated into the Offering Memorandum is in full force and effect in accordance with its terms, except such as would not cause a Material Adverse Effect;

     (xi) neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other equivalent instruments, as the case may be, and, except such as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, lease, contract, indenture or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, and there exists no condition which, with the passage of time or otherwise, would constitute such a default under any such document or instrument;

     (xii) the execution, delivery and performance of the Agreement, the Registration Rights Agreement, the Indenture, the Exchange Notes and the Notes by the Company, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the 1933 Act, the 1939 Act or other securities or blue sky laws or the laws of any foreign countries) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default (with the passage of time or otherwise) under, the charter or by-laws or other equivalent instruments, as the case may be, of the Company or any of its subsidiaries or any agreement, lease, contract, indenture or other instrument referenced in the Offering Memorandum or any document incorporated by reference therein, or (assuming compliance with all applicable state securities or blue sky laws and the laws of any foreign countries) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, or violate or conflict with any valid statutes or valid and published administrative regulations applicable to the Company or any of its subsidiaries or their respective properties which are normally applicable to transactions of the type contemplated by the Agreement or violate any judgment, injunction, order or decree that names the Company or any of its subsidiaries and is specifically directed to any of them or any of their respective properties;

     (xiii) there exists no legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Offering Memorandum and is not so described or incorporated by reference;

     (xiv) the Company has the corporate power and authority to enter into and perform its obligations under the Agreement, the Indenture, the Registration Rights Agreement, the Exchange Notes and the Notes;

     (xv) all of the issued and outstanding shares of capital stock or membership interests of each of the subsidiaries have been duly and validly authorized and issued or created, as the case may be, and, as to capital stock, are fully paid and nonassessable; and

     (xvi) such counsel does not know of any contract or other document to which the Company or any of its subsidiaries is a party that is required to be described in the Offering Memorandum or the materials incorporated by reference therein that has not been so described.

     Based upon the participation of such counsel in the preparation of the documents incorporated by reference in the Offering Memorandum and in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers and their counsel at which the contents of the Offering Memorandum were discussed, nothing has come to the attention of such counsel that causes such counsel to believe that the Offering Memorandum, as amended or supplemented, as of its date and the date of the Closing Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference in the Offering Memorandum.

                                     ANNEX 1

                      Form of Registration Rights Agreement

                                    ANNEX 1

                     Form of Registration Rights Agreement



                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of _______, 2000 by and among ONEOK, Inc., an Oklahoma corporation (the "Company"), and Banc of America Securities LLC, Banc One Capital Markets, Inc., First Union Securities, Inc., J.P. Morgan Securities Inc., PaineWebber Incorporated and Salomon Smith Barney Inc. (collectively, the "Initial Purchasers").

         This Agreement is made pursuant to the Purchase Agreement dated as of February 24, 2000 (the "Purchase Agreement"), by and between the Company, as issuer of the 7.75% Notes due 2005 (the "Notes"), and the Initial Purchasers, which provides for, among other things, the sale by the Company to the Initial Purchasers of the aggregate principal amount of Notes specified therein. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closings under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "Advice" shall have the meaning set forth in the last paragraph of
Section 3(u) hereof.

         "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

         "Applicable Period" shall have the meaning set forth in Section 3(u) hereof.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York are authorized or required by law or executive order to remain closed.

         "Company" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

         "Consummation Date" shall have the meaning set forth in Section 2(a) hereof.

         "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided that such depositary must have an address in the Borough of Manhattan, in The City of New York, New York.

         "Effective Date" shall have the meaning set forth in Section 2(a) hereof.

         "Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Notes" shall mean the 7.75% Notes due 2005 issued by the Company under the Indenture containing terms identical to the Notes (except that (i) interest thereon shall accrue from the last date on which interest has been paid on the Notes or, if no such interest has been paid, from the date of the original issue of the Notes and (ii) they will not contain terms with respect to transfer restrictions under the Securities Act and will not provide for any Liquidated Damages thereon). Unless the context otherwise indicates, the term Exchange Notes shall include Private Exchange Notes.

         "Exchange Offer" shall mean the offer by the Company to the Holders to exchange all of the Registrable Notes for a like amount of Exchange Notes pursuant to Section 2(a) hereof.

         "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

         "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

         "Exchange Period" shall have the meaning set forth in Section 2(a) hereof.

         "Filing Date" shall have the meaning set forth in Section 2(a) hereof.

         "Holder" shall mean any Initial Purchaser, for so long as it owns any Registrable Notes, and each of its respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture.

         "Indemnified Person" shall have the meaning set forth in Section 4(a) hereof.

         "Indemnified Person Information" shall have the meaning set forth in
Section 4(a) hereof.

         "Indenture" shall mean the Indenture, dated as of September 24, 1998, between the Company, as issuer, and Chase Bank of Texas, National Association, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

         "Initial Purchasers" shall have the meaning set forth in the preamble.

         "Inspectors" shall have the meaning set forth in Section 3(o) hereof.

         "Issue Date" shall mean March 1, 2000, the date of delivery of the Notes from the Company to the Initial Purchasers.

         "Liquidated Damages" shall have the meaning set forth in Section 2(e) hereof.

         "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Notes.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Notes" shall have the meaning set forth in the preamble to this Agreement.

         "Participating Broker-Dealer" shall have the meaning set forth in
Section 3(u) hereof.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company or a government or agency or political subdivision thereof.

         "Private Exchange" shall have the meaning set forth in Section 2(b) hereof.

         "Private Exchange Notes" shall have the meaning set forth in Section 2(b) hereof.

         "Process Agent" shall have the meaning set forth in Section 7(j) hereof.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all documents incorporated by reference therein.

         "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Records" shall have the meaning set forth in Section 3(o) hereof.

         "Registrable Notes" shall mean all Notes and Private Exchange Notes; provided, however, that Notes shall cease to be Registrable Notes when the earlier of the following occurs: (i) a Registration Statement with respect to such Notes or Private Exchange Notes for the exchange or resale thereof shall have been declared effective under the Securities Act and such Notes or Private Exchange Notes shall have been exchanged or disposed of pursuant to such Registration Statement, (ii) such Notes or Private Exchange Notes shall have been sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or are eligible to be sold without restriction as contemplated by Rule 144(k), (iii) such Notes or Private Exchange Notes shall have ceased to be outstanding, (iv) no Shelf Registration Event has occurred and the Exchange Offer has concluded in accordance with the provisions hereof or (v) upon consummation of the Exchange Offer but only with respect to Notes held by a Holder that are eligible to receive fully tradeable Exchange Notes in connection with the Exchange Offer.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or NASD registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Notes in accordance with the rules and regulations of the NASD; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters or Holders as a group in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement; (iv) all rating agency fees;
(v) all fees and expenses incurred in connection with the listing, if any, of any of the Exchange Notes on any securities exchange or exchanges; (vi) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to the performance of and compliance with this Agreement; (vii) the reasonable fees and expenses of the Trustee and its counsel and any exchange agent, escrow agent or custodian; and (viii) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding fees of counsel to the underwriters and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

         "Registration Statement" shall mean any registration statement of the Company which covers any Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

         "Representative" shall have the meaning set forth in Section 3(a) hereof.

         "Rule 144(k) Period" shall mean the period of two years (or such other period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Shelf Registration" shall mean a registration effected pursuant to
Section 2(b) hereof.

         "Shelf Registration Event" shall have the meaning set forth in Section 2(b) hereof.

         "Shelf Registration Event Date" shall have the meaning set forth in
Section 2(b) hereof.

         "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Notes on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

         "TIA" shall have the meaning set forth in Section 3(l) hereof.

         "Trustee" shall mean the trustee under the Indenture.

         2. Registration Under the Securities Act.

         (a) Exchange Offer. Except as set forth in Section 2(b) below, the Company shall, for the benefit of the Holders, at the Company's cost (i) cause to be filed with the SEC an Exchange Offer Registration Statement on an appropriate form under the Securities Act relating to the Exchange Offer within 120 calendar days after the Issue Date (the "Filing Date"), (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC within 210 calendar days after the Issue Date (the "Effective Date"), (iii) use its reasonable best efforts to keep such Exchange Offer Registration Statement effective for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders and (iv) use its reasonable best efforts to cause the Exchange Offer to be consummated within 35 calendar days after the date that the Exchange Offer Registration Statement is declared effective (the "Consummation Date"). Promptly after the effectiveness of the Exchange Offer Registration Statement, the Company shall commence the Exchange Offer, it being the objective of such Exchange Offer to enable each eligible Holder to exchange Registrable Notes for a like principal amount of Exchange Notes (provided that such Holder (A) is not an Affiliate of the Company, (B) is not a broker-dealer tendering Registrable Notes acquired directly from the Company, (C) acquires the Exchange Notes in the ordinary course of such Holder's business and (D) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing Exchange Notes).

         In connection with the Exchange Offer, the Company shall:

                  (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (2) keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

                  (3) utilize the services of the Depositary for the Exchange Offer with respect to Notes represented by a global certificate;

                  (4) permit each Holder to withdraw tendered Notes at any time prior to the close of business, New York City time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice to Holders, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the series and amount of Notes delivered for exchange, and a statement that such Holder is withdrawing its election to have such Notes exchanged;

                  (5) notify each Holder that any Notes not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

                  (6) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

         As soon as practicable after the close of the Exchange Offer, the Company shall:

                  (x) accept for exchange all Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer;

                  (y) deliver, or cause to be delivered, to the Trustee for cancellation all Notes or portions thereof so accepted for exchange by the Company; and

                  (z) issue, and cause the Trustee under the Indenture to promptly authenticate and deliver to each Holder, Exchange Notes equal in principal amount to the principal amount of the Notes surrendered by such Holder.

         Interest on each of the Exchange Notes issued pursuant to the Exchange Offer will accrue from the last date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on such Notes, from the Issue Date. To the extent not prohibited by any law or applicable interpretation of the staff of the SEC, the Company shall use its reasonable best efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions other than the conditions referred to in
Section 2(b)(i) below and those conditions that are customary in similar exchange offers. Each Holder of Registrable Notes who wishes to exchange such Registrable Notes for Exchange Notes in the Exchange Offer will be required to make certain customary representations in connection therewith, including representations that (i) it is not an Affiliate of the Company, (ii) it is not a broker-dealer tendering Registrable Notes acquired directly from the Company,
(iii) the Exchange Notes to be received by it are being acquired in the ordinary course of its business and (iv) at the time of the Exchange Offer, it has no arrangements or understandings with any Person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes. The Company shall inform the Initial Purchasers, after consultation with the Trustee, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders in order to facilitate the tender of Registrable Notes in the Exchange Offer.

         Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Exchange Notes held by Participating Broker-Dealers to the extent of any prospectus delivery requirement for a period of 60 days after the Exchange Offer is consummated, and the Company shall not have any further obligation to register the Registrable Notes held by any Holder (other than any Initial Purchaser) pursuant to Section 2(b) of this Agreement.

         (b) Shelf Registration. In the event that (i) the Company reasonably determines, after conferring with counsel (which may be in-house counsel), that the Exchange Offer Registration provided in Section 2(a) above is not available under applicable law and regulations and currently prevailing interpretations of the staff of the SEC, (ii) the Exchange Offer is not consummated within 245 calendar days after the Issue Date or (iii) upon the request of any Initial Purchaser with respect to any Registrable Notes held by it, if such Initial Purchaser is not permitted, in the written opinion of Jones, Day, Reavis & Pogue, pursuant to applicable law or applicable interpretations of the staff of the SEC, to participate in the Exchange Offer and thereby receive securities that are freely tradeable without restriction under the Securities Act and applicable blue sky or state securities laws (any of the events specified in (i), (ii) or (iii) being a "Shelf Registration Event," and the date of occurrence thereof being the "Shelf Registration Event Date"), then in addition to or in lieu of conducting the Exchange Offer contemplated by Section 2(a), as the case may be, the Company shall promptly notify the Holders and shall, at its cost, use its reasonable best efforts to cause to be filed as promptly as practicable after such Shelf Registration Event Date, a Shelf Registration Statement providing for the sale by the Holders of such Registrable Notes, and shall use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable. No Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 10 days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

         In the case of a Shelf Registration Event arising under clause (iii) of the preceding paragraph, the Company, upon request of such Initial Purchaser, and to the extent permitted by applicable law, shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchaser, in exchange (the "Private Exchange") for such Notes held by the Initial Purchaser, a like principal amount of debt securities of the Company that are identical in all material respects to the Exchange Notes other than transfer restrictions (the "Private Exchange Notes") and which are issued pursuant to the same indenture as the Exchange Notes. The term Exchange Notes shall include the Private Exchange Notes unless the context otherwise requires and the Private Exchange Notes shall have such rights in addition to the rights granted under this Section 2(b). To the extent permitted the Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

         The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and the Prospectus usable for resales until the earlier of: (A) the end of the Rule 144(k) Period or (B) such time as all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Notes (the "Effectiveness Period"). The Company shall not permit any securities other than (1) the Company's issued and outstanding securities currently possessing incidental registration rights and (2) Registrable Notes to be included in the Shelf Registration. The Company will, in the event a Shelf Registration Statement is declared effective, provide to each Holder a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration has become effective and take any other action required to permit unrestricted resales of the Registrable Notes. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after it has been filed with the SEC.

         (c) Expenses. The Company shall pay all Registration Expenses in connection with any Registration Statement filed pursuant to Section 2(a) or 2(b) hereof. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

         (d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the Exchange Offer or the offering of Registrable Notes pursuant to such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Exchange Offer Registration Statement or Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the Exchange Offer or the offering of Registrable Notes pursuant to such Registration Statement may legally resume. The Company will not be deemed to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become or to remain effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or that would result in the Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during that period, unless such action is required by applicable law.

         (e) Liquidated Damages. In the event that:

                  (i) the Exchange Offer Registration Statement is not filed with the Commission by the Filing Date, the Exchange Offer Registration Statement is not declared effective by the Commission by the Effective Date or the Exchange Offer is not consummated on or prior to the Consummation Date (unless changes in law or the applicable interpretation of the staff does not permit the Company to effect the Exchange Offer, in which case clause (ii) shall apply); or

                  (ii) any Shelf Registration Statement with respect to the Registrable Notes required to be filed pursuant to clause (i) or (iii) of Section 2(b) is not declared effective (or shall thereafter cease to be effective, except for a 60-day grace period within any 12 month period as the result of the occurrence of an event specified in Section 3(e)(ii)(C), 3(e)(ii)(D), 3(e)(ii)(E) or 3(e)(ii)(F), prior to the earlier of the second anniversary of the Issue Date or until all Registrable Notes have been sold thereunder) under the Securities Act on or prior to the later of the 245th calendar day after the date of the original issuance of such Notes and the 60th calendar day after the publication of the change in law or interpretation referred to in
         Section 3(8)(ii) above;

         then liquidated damages ("Liquidated Damages") shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days immediately following each such date and such Liquidated Damages rate shall increase to 1.0% per annum commencing on the 91st day following each such date; provided, however, that upon (A) filing of the Exchange Offer Registration Statement after the Filing Date or the declaration of the effectiveness of the Exchange Offer Registration Statement after the Effective Date or the consummation of the Exchange Offer after the Consummation Date, as applicable as described in clause
         (i) above or (B) the effectiveness of a Shelf Registration Statement after the 245th or 60th calendar day, as applicable, described in clause (ii) above (or if the Shelf Registration Statement ceased to be effective as described above, once the Shelf Registration Statement again becomes effective), such Liquidated Damages shall cease to accrue.

         Any amounts of Liquidated Damages due pursuant to Section 2(e)(i) or
(ii) above will be payable in cash on the next succeeding March 1 or September 1, as the case may be, to Holders on the relevant record dates for the payment of interest pursuant to the Indenture.

         3. Registration Procedures. In connection with the obligations of the Company pursuant to Sections 2(a) and 2(b) hereof, the Company shall use its reasonable best efforts to:

         (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time periods specified in Section 2 hereof on the appropriate form under the Securities Act, (i) which form shall (A) be selected by the Company and (B) in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and, in the case of an Exchange Offer, be available for the exchange of Registrable Notes, and (ii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and to cause such Registration Statement to become effective and remain effective (and, in the case of a Shelf Registration Statement, the Prospectus to remain usable for resales) in accordance with Section 2 hereof; provided, however, that if (1) such filing is pursuant to Section 2(b) or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes, before filing any such Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to a representative designated by the Majority Holders (the "Representative") which, unless other notice is given to the Company, shall be the Initial Purchasers and their counsel and afford such Persons a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto which have been previously filed with the SEC) proposed to be filed; and the Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Representative must be afforded an opportunity to review prior to the filing of such document if the Representative and their counsel shall reasonably object in a timely manner unless required by law;

         (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Exchange Period, the Effectiveness Period or the Applicable Period, as the case may be, and cause each Prospectus to be supplemented, if determined by the Company or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by a Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

         (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes, at least three Business Days prior to filing, that the Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holder that the distribution of Registrable Notes will be made in accordance with the method selected by the Majority Holders, (ii) furnish to each Holder of Registrable Notes included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes and
(iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Notes included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

         (d) in the case of a Shelf Registration, register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions by the time the Shelf Registration Statement is declared effective by the SEC as any Holder of Registrable Notes covered by such Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

         (e) (i) in the case of the Shelf Registration or (ii) if Participating Broker-Dealers, from whom the Company has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(u) hereof, are seeking to sell Exchange Notes and are required to deliver Prospectuses, promptly notify each Holder of Registrable Notes or such Participating Broker-Dealers, as the case may be, their counsel and the managing underwriters, if any, and promptly confirm such notice in writing (A) when the applicable Registration Statement has become effective and when any post-effective amendments thereto become effective, (B) of any request by the SEC or any state securities authority for amendments and supplements to the applicable Registration Statement or Prospectus or for additional information after such Registration Statement has become effective, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the applicable Registration Statement or the qualification of the Registrable Notes or the Exchange Notes to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in Section 3(d) hereof or the initiation of any proceedings for that purpose, (D) in the case of a Shelf Registration, if, between the effective date of the Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting or other similar agreement cease to be true and correct in all material respects, (E) of the happening of any event or the failure of any event to occur or the discovery of any facts during the Effectiveness Period, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as well as any other corporate developments, public filings with the SEC or similar events causing such Registration Statement not to be effective or the Prospectus not useable for resales and (F) of the reasonable determination of the Company that a post-effective amendment to the applicable Registration Statement would be appropriate;

         (f) obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

         (g) in the case of the Shelf Registration, furnish to each Holder of Registrable Notes included within the coverage of the Shelf Registration Statement, at no charge, at least one conformed copy of such Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

         (h) in the case of the Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling

Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Notes pursuant to such Shelf Registration Statement;

         (i) in the case of a Shelf Registration or an Exchange Offer Registration, promptly after the occurrence of any event specified in Section 3(e)(ii)(C), 3(e)(ii)(E) (subject to a 60-day grace period within any 12-month period) or 3(e)(ii)(F) hereof, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Notes, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has so amended or supplemented the Prospectus;

         (j) in the case of the Shelf Registration, a reasonable time prior to the filing of any document which is to be incorporated by reference into the Shelf Registration Statement or the Prospectus after the initial filing of the Shelf Registration Statement, provide a reasonable number of copies of such document to the Representative and make such of the representatives of the Company as shall be reasonably requested by the Representative on behalf of such Holders available for discussion of such document;

         (k) obtain a CUSIP number and ISIN for the Exchange Notes not later than the effective date of the Exchange Offer Registration Statement, and provide the Trustee with certificates for the Exchange Notes in a form eligible for deposit with the Depositary;

         (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, and effect such changes to such document as may be required for it to be so qualified in accordance with the terms of the TIA and execute, and cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

         (m) in the case of the Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions in connection therewith as are reasonably requested by the Holders of at least 25% in aggregate principal amount of the Registrable Notes in order to facilitate the disposition of the Registrable Notes;

         (n) in the case of the Shelf Registration, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by an Initial Purchaser, in the case where such Initial Purchaser holds Notes acquired by it as part of its initial placement or Private Exchange Notes: (i) make such representations and warranties to Initial Purchasers and the underwriters (if any) with respect to the business of the Company and the subsidiaries of the Company as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Initial Purchasers, addressed to the Initial Purchasers and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and (iv) provide indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriters) customary for such agreements with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders);

         (o) if (i) the Shelf Registration is filed pursuant to Section 2(b) or
(ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make reasonably available for inspection by any selling Holder of Registrable Notes in such offering or Participating Broker-Dealer, as applicable, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder, Participating Broker-Dealer, or underwriter (collectively, the "Inspectors") at the offices where normally kept, during the Company's normal business hours, all financial and other records, pertinent organizational and operational documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, trustees and employees of the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Person in connection with such Registration Statement; and any Records and information which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed to any Inspector except where (A) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (C) such Records or information previously have been made generally available to the public; and each such selling Holder of Registrable Notes, Participating Broker-Dealer and underwriter will be required to agree in writing that Records and information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such Records or information are made generally available to the public through no fault of an Inspector; and each such selling Holder, Participating Broker-Dealer and underwriter will be required to further agree in writing that it will, upon learning that disclosure of such Records or information is sought in a court of competent jurisdiction or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records and information deemed confidential;

         (p) comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

         (q) upon consummation of the Exchange Offer, if requested by the Trustee, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer, substantially to the effect that (i) the Company has duly authorized, executed and delivered the Exchange Notes and (ii) each of the Exchange Notes constitutes a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its respective terms (in each case, with customary exceptions);

         (r) if the Exchange Offer is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for Exchange Notes, the Company shall mark, or cause to be marked, on such Registrable Notes delivered by such Holders that such Registrable Notes are being cancelled in exchange for Exchange Notes; it being understood that in no event shall such Registrable Notes be marked as paid or otherwise satisfied;

         (s) cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the NASD;

         (t) take all other steps necessary to effect the registration of the Registrable Notes covered by the Shelf Registration Statement contemplated hereby;

         (u) (i) in the case of the Exchange Offer Registration Statement (A) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to the Representative and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer") and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Representatives or such other representative, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, (B) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (the Company hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto), (C) keep the Exchange Offer Registration Statement effective and amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Notes; provided, however, that such period shall not be required to exceed 60 days (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the "Applicable Period"), and (D) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (1) the following provision:

         "If the exchange offeree is a broker-dealer holding Registrable Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Registrable Notes pursuant to the Exchange Offer";

and (2) a statement to the effect that, by making the acknowledgment described in clause (1) and by delivering a Prospectus in connection with the exchange of Registrable Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

         (ii) in the case of the Exchange Offer Registration Statement, the Company agrees to deliver to the Initial Purchasers, if reasonably requested by an Initial Purchaser on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer (A) an opinion of counsel in form and substance reasonably satisfactory to such Initial Purchaser covering the matters customarily covered in opinions requested in connection with exchange offer registration statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (B) an officers' certificate containing certifications substantially similar to those set forth in Section 5(c) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities and (C) upon the effectiveness of the Exchange Offer Registration Statement, comfort letter(s), in each case, in customary form if permitted by Statement on Auditing Standards No. 72.

         The Company may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Company such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company may exclude from such registration the Registrable Notes of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company shall not have any obligation to register under the Securities Act the Registrable Notes of a seller who so fails to furnish such information.

         In the case of the Shelf Registration Statement, or if Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in this Section 3(u) hereof are seeking to sell Exchange Notes and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event specified in Section 3(e)(ii), 3(e)(ii)(C), 3(e)(ii)(E) or 3(e)(ii)(F) hereof, such Holder will forthwith discontinue disposition of Registrable Notes or Exchange Notes, as the case may be, pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes or Exchange Notes, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Notes or Exchange Notes, as the case may be, pursuant to a Registration Statement, the Company shall use its reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable after the resolution of the related matters an amendment or supplement to the applicable Registration Statement and shall extend the period during which such Registration Statement is required to be maintained effective and the Prospectus usable for resales pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or
(y) the Advice.

         4. Indemnification and Contribution.

         (a) In connection with any Registration Statement, the Company shall indemnify and hold harmless the Initial Purchasers, each Holder, each underwriter who participates in an offering of Registrable Notes, each Participating Broker-Dealer, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents (each, an "Indemnified Person"), against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is (i) made in reliance upon and in conformity with information ("Indemnified Person Information") relating to any Holder or any other Indemnified Person furnished in writing to the Company by such Indemnified Person expressly for use in a Registration Statement or any Prospectus or (ii) with respect to the Indemnified Person from whom the person asserting the loss, claim, damage or liability purchased Notes or Private Exchange Notes, made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented) shall have been furnished to the Indemnified Person by the Company with such amendments or supplements thereto on a timely basis and such Prospectus (as amended or supplemented) was not delivered by or on behalf of the Indemnified Person to the person asserting the claim or action, if required by law to have been so delivered by the Indemnified Person seeking indemnification, at or prior to the written confirmation of the sale of such Notes or Private Exchange Notes, and it shall be finally determined by a court of competent jurisdiction, by a judgment not subject to appeal or review, that the Prospectus (as amended or supplemented) would have corrected such untrue statement or omission. The Company shall notify any applicable Indemnified Party promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation, of which it has knowledge, in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person. In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Person with respect to which indemnity may be sought against an indemnifying party (or indemnifying parties), such Indemnified Person shall promptly notify the indemnifying party (or indemnifying parties) in writing (provided that the failure to give such notice shall not relieve the indemnifying party (or indemnifying parties) of its or their obligations pursuant to this Agreement unless and only to the extent such failure to give notice results in the loss or compromise of any material rights or defenses of the indemnifying party (or indemnifying parties) as determined by a court of competent jurisdiction by a final judgment no longer subject to appeal or review). Upon receiving such notice, the indemnifying party (or indemnifying parties) shall be entitled to participate in any such action or proceeding and to assume, at its or their sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the indemnifying party (or indemnifying parties) or an affiliate thereof) and, after written notice from the indemnifying party (or indemnifying parties) to such Indemnified Person of its or their election so to assume the defense thereof within 15 business days after receipt of the notice from the Indemnified Person of such action or proceeding, the indemnifying party (or indemnifying parties) shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation, unless
(A) the indemnifying party (or indemnifying parties) agrees in writing to pay such fees and expenses, or (B) the indemnifying party (or indemnifying parties) fails to assume such defense within the 15 business days specified above or fails to employ counsel reasonably satisfactory to such Indemnified Person or
(C) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the indemnifying party (or indemnifying parties) or its or their affiliates, and such Indemnified Person shall have been advised by counsel that a conflict (actual or potential) of interest exists between such Indemnified Person and the indemnifying party (or indemnifying parties) or its or their affiliates, in which case, if such Indemnified Person notifies the indemnifying party (or indemnifying parties) in writing, neither the indemnifying party (or indemnifying parties) nor its or their affiliates shall have the right to assume the defense thereof, it being understood, however, that the indemnifying party (or indemnifying parties) shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Persons. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its prior written consent. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the indemnifying party (or indemnifying parties) to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party (or indemnifying parties) agrees that it or they shall be liable for any settlement of any proceeding effected without its or their written consent if
(1) such settlement is entered into more than 60 business days after receipt by the indemnifying party (or indemnifying parties) of the aforesaid request and
(2) the indemnifying party (or indemnifying parties) shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The indemnifying party (or indemnifying parties) shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

         (b) Each of the Indemnified Persons agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on any Indemnified Person Information provided by such Indemnified Person.

         (c) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the Company or the Indemnified Persons, as applicable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company, on the one hand, or the Indemnified Persons, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth in this Section 4 shall be in addition to any liability or obligation that the Company may otherwise have (other than with respect to the matters covered by this Section 4) to any Indemnified Person.

         (d) The Company and the Indemnified Persons agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Persons' obligations to contribute pursuant to this Section 4 are several not joint. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Registrable Notes pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Registrable Notes and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         5. Participation in an Underwritten Registration. No Holder may participate in an underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in the underwriting arrangement approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

         6. Selection of Underwriters. The Holders of Registrable Notes covered by the Shelf Registration Statement who desire to do so may sell the Notes covered by such Shelf Registration in an underwritten offering, subject to the provisions of Section 3(m) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount, as applicable, of the Registrable Notes included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.

         7. Miscellaneous.

         (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Notes remain outstanding, the Company will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder; provided, however, that if the Company ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Notes (i) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the

Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, (B) Rule 144A under the Securities Act, as such rule may be amended from time to time or (C) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         (b) No Inconsistent Agreements. The Company has not entered into, nor will the Company on or after the date of this Agreement enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof, except to the extent that the other party to any such agreement has waived such conflict. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

         (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or departure; provided that no amendment, modification or supplement or waiver or consent to departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder of Registrable Notes. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Notes, by written agreement signed by the Company and the Initial Purchasers, to cure any ambiguity, to correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Initial Purchasers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to an Initial Purchaser, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by such Initial Purchaser and the Company.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 7(d), which address initially is, with respect to each Initial Purchaser, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

         (f) Third Party Beneficiaries. Each Holder and any Participating Broker-Dealer shall be third party beneficiaries of the agreements made hereunder among the Initial Purchasers and the Company, and the Initial Purchasers shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

         (j) Jurisdiction, Etc.

                  (i) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in The City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, Exchange

         Notes or the Private Exchange Notes, or for recognition or enforcement of any judgment, and the Company hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Company hereby agrees that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon the Company at its offices at 100 West Fifth Street, Tulsa, Oklahoma 74103, Attention: Corporate Secretary (the "Process Agent"), and hereby further agrees that the failure of the Process Agent to give any notice of any such service to the Company shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Company agrees that a final judgement in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes, the Exchange Notes or the Private Exchange Notes in the courts of any jurisdiction.

                  (ii) The Company irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes, the Exchange Notes or the Private Exchange Notes in any New York State or federal court. The Company hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (iii) To the extent that the Company has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes, the Exchange Notes or the Private Exchange Notes.

         (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (l) Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
                              ONEOK, INC.


                              By:
                                  ----------------------------------------------
                                  Name:  Jim Kneale
                                  Title:   Vice President, Chief Financial
                                           Officer and Treasurer

Confirmed and accepted as of
      the date first above
      written:



BANC OF AMERICA SECURITIES LLC
On behalf of itself and the Initial Purchasers


By:
    -------------------------------------
    Name:  Lynn McConnell
    Title:  Managing Director


                                      S-1